Rick Turner
From: cusip confirmation@standardandpoors.com
Sent: Thursday, March 10, 2005 1:28 PM
To: rturner@myzipsoft.com

Subject: cusip Confirmation: ESECURESOFT Co

CUSIP SERVICE BUREAU
STANDARD & POOR'S, a division of The McGraw-Hill Companies, Inc.
55 Water Street, New York, NY 10041

March 10, 2005

RICK TURNER
MYZIPSOFT INC
100 VILLAGE SQUARE CROSSING STE 202
PALM BEACH GARDENS, FL 33410

Mr. RICK TURNER
This is in response to your request for the assignment of a Corporate CUSIP Number to:

ISSUER: ESECURESOFT CO
CUSIP NUMBER: 296423 10 6
ISIN NUMBER: US2964231060
ISSUE DESCRIPTION: COM
RATE:
Maturity:
IMPORTANT NOTICE:
The CUSIP Service Bureau requires that FINAL documentation (i.e. prospectus or official statement in print or electronic form) be sent to the CUSIP Service Bureau as soon as it is available. 'Requestor' risks suspension and/or withdrawal of the CUSIP number(s) without the receipt of final documentation by the CUSIP Service Bureau within 10 days of the offering date.

E-Mail addresses for final documents:
Corporate cusip_corpfinal@standardandpoors.com
Municipal cusip_munifinal@standardandpoors.com
Address for print documents:
CUSIP Service Bureau
Standard & Poor's CUSIP Service Bureau
55 Water Street, 47th Floor
New York, NY 10041
'Requestor' receives a 10% discount on CUSIP applications made via the Internet. From the CUSIP home page (www.cusip.com), click the CUSIPRequest button.
E-mail addresses for electronic preliminary documentation:
Corporate cusip_corp@standardandpoors.com
Municipal cusipmuni@standardandpoors.com
PPN cusip_ppn@standardandpoors.com
International cusip_global@standardandpoors.com

Please call the CUSIP Data Collection department at (212) 438-6565 with any questions.
Sincerely yours,
Gerard Faulkner
Editor

CUSIP Service Bureau
The assignment of a CUSIP number to a particular security by Standard & Poor's is not intended by Standard & Poor's to be, and should not be construed as, an endorsement of such security, a recommendation to purchase, sell or hold such security or an Opinion as to the legal validity of such security.

Privacy Notice - Standard & Poor's cusip Service Bureau does not share your contact information with other companies or McGraw-Hill units. For more information about the McGraw-Hill Companies' Privacy Policy, visit our Web site http:// www.mcgrawrnhi11.com/prjvacyhtml or call us at (212) 438-6552. To review the accuracy of the information we have collected from you, please mail written request to:

Standard & Poor's CUSIP Service Bureau, Attention: Maria Latorraca, 55 Water Street, New York, NY 10041

Please be advised that the cusip Service Bureau has instituted an annual Data Certification initiative. The issuer will be contacted directly and asked to certify the data elements the CUSIP Service
Bureau has in regards to it issues.

This Confirmation was sent by e-mail at 13:28:12 10 Mar 2005.

CUSIP
Trademark of the Committee on Uniform Security Identification Procedures. The American Bankers Association.